EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (Nos. 333-161919, 333-147799, 33-57503, 33-60157, 333-05463, 333-21007, 333-77765, 333-94451, 333-84478, 333-110541, 333-174159, 333-129335 and 333-207631) on Form S-8 of Polaris Industries Inc. of our report dated June 19, 2018, relating to the consolidated financial statements of Boat Holdings, LLC and Subsidiaries and Affiliate, appearing in this Current Report on Form 8-K/A.

/s/ RSM US, LLP

Elkhart, Indiana
September 7, 2018